As filed with the Securities and Exchange Commission on June 10,
1999
                                       Registration No. _________




                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933


                        GLOBAL MARINE INC.
      (Exact Name of Registrant as Specified in Its Charter)

                          777 N. Eldridge Parkway
     Delaware            Houston, Texas 77079-4493        95-1849298
(State or Other    (Address of Principal Offices and    (I.R.S. Employer
Jurisdiction of                 Zip Code)               Identification No.)
Incorporation or
Organization)



                         GLOBAL MARINE
              1998 STOCK OPTION AND INCENTIVE PLAN
                    (Full Title of the Plan)


                    JAMES L. McCULLOCH, ESQ.
           Senior Vice President and General Counsel
                       Global Marine Inc.
                    777 N. Eldridge Parkway
                   Houston, Texas 77079-4493
            (Name and Address of Agent for Service)

                         (281) 596-5100
            (Telephone Number, Including Area Code,
                     of Agent for Service)


                CALCULATION OF REGISTRATION FEE

                                                               Proposed
Title of               Amount          Proposed Maximum         Maximum         Amount of
Securities to be       to be           Offering Price Per      Aggregate     Registration
Registered          Registered(1)           Share(2)            Offering          Fee
                                                                 Price
Common Stock,
  $.10 par value    7,500,000 shares        $14.8125          $111,093,750     $30,884.06


     (1) Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan. Pursuant to General Instruction E to Form S-8, this Registration Statement also covers up to 6,624,243 additional shares that may be carried forward from the Global Marine Inc. 1989 Stock Option and Incentive Plan and made available under the Global Marine 1998 Stock Option and Incentive Plan, which have been registered under three separate registration statements of Global Marine Inc. on Form
     S-8 (Registration Nos. 33-32088, 33-40961, and 33-63326), in
     connection with which filing fees totaling $17,314 were paid.

     (2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee using the average of the high and low prices reported on the New York
     Stock Exchange Composite Tape for June 4, 1999.

                        EXPLANATORY NOTE

     This Registration Statement is being filed by Global Marine Inc. (the "Company") to register (a) 7,500,000 shares of the Company's common stock that may be issued pursuant to the Company's 1998 Stock Option and Incentive Plan, (b) pursuant to Rule 416(a), an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan, and
(c) pursuant to General Instruction E to Form S-8, up to 6,624,243 additional shares previously registered pursuant to three separate registration statements (Nos. 33-32088, 33-40961, and 33-63326)
(the "Prior Registration Statements") relating to the Company's 1989 Stock Option and Incentive Plan. The registration of such 6,624,243 shares, along with the respective registration fees, shall be transferred (to the extent such shares are issued under this Registration Statement) to this Registration Statement for the offer and sale of such shares under the 1998 Stock Option and Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, each as amended, are hereby incorporated by reference into this Registration Statement, except to the extent modified by the information set forth below.



                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy or copies of all documents included in such file.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     This Registration Statement incorporates by reference the following documents, which have been filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-
5471):

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 6, 1989, as amended by Amendment No. 1 on Form 8 filed with the Commission on March 15, 1989.

     Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Section III-11 of the By-laws of Global Marine Inc. provides for indemnification of the directors and officers of Global Marine Inc. to the full extent permitted by law, as now in effect or later amended. Section III-11 of the By-laws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

     Additionally, the Company's Restated Certificate of Incorporation, as amended, (the "Charter") contains a provision that limits the liability of the Company's directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

     In addition to its Charter and By-law provisions, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnification agreements with individual officers and directors. These agreements generally provide such officers and directors with a contractual right to indemnification to the full extent provided by applicable law and the By-laws of the Company as in effect at the respective dates of such agreements.

     The Company has placed in effect insurance which purports
(a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned By-law provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

     Agreements which may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.   EXHIBITS

     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
   No.         Description

4.1* Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 15, 1989, effective March 16, 1989. (Incorporated herein by this reference to Exhibit 3(i).1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.2*      Certificate of Amendment of the Restated Certificate of
          Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1990. (Incorporated herein by this reference to Exhibit 3(i).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.3* Certificate of Correction of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State
          of Delaware on September 25, 1990.   (Incorporated herein by this
          reference to Exhibit 3(i).3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.4*      Certificate of Amendment of the Restated Certificate of
          Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1992. (Incorporated herein by this reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

4.5*      Certificate of Amendment of the Restated Certificate of
          Incorporation of the Company as filed with the Secretary of State of Delaware on May 12, 1994. (Incorporated herein by this reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (No. 33-53691) filed with the Commission on May 18, 1994.)

4.6* By-laws of the Company as amended through February 23, 1999. (Incorporated herein by this reference to Exhibit 3(ii).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.7*      Global Marine 1998 Stock Option and Incentive Plan.
          (Incorporated herein by this reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.)

4.8*      Form of Performance Stock Memorandum dated February 11,
          1997, regarding conditional opportunity to acquire Company stock granted to six executive officers, respectively. (Incorporated herein by this reference to Exhibit 10.24 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.)

4.9*      Form of Performance Stock Memorandum dated February 10,
          1998, regarding conditional opportunity to acquire Company stock granted to eight executive officers, respectively, and dated May 5, 1998 regarding conditional opportunity to acquire Company stock granted to one executive officer. (Incorporated herein by this reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.)

4.10*     Form of Performance Stock Memorandum dated March 12,
          1999, regarding conditional opportunity to acquire Company stock granted to eight executive officers, respectively. (Incorporated herein by this reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.)

4.11* Form of Notice of Grant of Stock Options (Non-Qualified Stock Options). (Incorporated herein by this reference to
          Exhibit 10.33 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.12*     Form of Notice of Grant of Stock Options (Incentive
          Stock Options).  (Incorporated herein by this reference to Exhibit
          10.34 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

5.1       Opinion of Alexander A. Krezel, Esq.

15.1 Letter of PricewaterhouseCoopers LLP regarding Awareness of Incorporation by Reference.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Alexander A. Krezel, Esq. (included in
          Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

     *    Incorporated herein by reference as indicated.


Item 9.   UNDERTAKINGS

     (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration
          Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 10th day of June, 1999.

                             GLOBAL MARINE INC.


                             By:   /s/ James L. McCulloch
                                   James L. McCulloch
                                   Senior Vice President, General Counsel
                                   and Assistant Secretary


                        POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. McCulloch, Alexander A. Krezel, and Walter A. Baker, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Robert E. Rose        Chairman of the Board,               June 10, 1999
Robert E. Rose            President, Chief Executive
                          Officer and Director
                          (Principal Executive Officer)

/s/ W. Matt Ralls         Senior Vice President, Chief         June 10, 1999
W. Matt Ralls             Financial Officer and Treasurer
                          (Principal Financial Officer)

/s/ Thomas R. Johnson     Vice President                       June 10, 1999
Thomas R. Johnson         and Corporate Controller
                          (Principal Accounting Officer)

/s/Edward A. Blair        Director                             June 10, 1999
Edward A. Blair

/s/ E. J. Campbell        Director                             June 10, 1999
E. J. Campbell

/s/ Thomas Cason          Director                             June 10, 1999
Thomas Cason

/s/ John M. Galvin        Director                             June 10, 1999
John M. Galvin

/s/ C. R. Luigs           Director                             June 10, 1999
C. R. Luigs

/s/ Jerry C. Martin       Director                             June 10, 1999
Jerry C. Martin

                          Director
Edward R. Muller

/s/ Paul J. Powers        Director                             June 10, 1999
Paul J. Powers

/s/ Ben G. Streetman      Director                             June 10, 1999
Ben G. Streetman

/s/ J. Whitmire           Director                             June 10, 1999
J. Whitmire